UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2015

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 30, 2015, Office Depot, Inc. (the “Company”) and Staples, Inc. (“Staples”) each received a request for additional information and documentary material, often referred to as a “second request,” from the Federal Trade Commission (the “FTC”) in connection with the proposed acquisition of the Company by Staples. The second request was issued under the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after the Company and Staples have substantially complied with this request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. The Company and Staples intend to cooperate fully with this request. The transaction is subject to customary closing conditions, including antitrust regulatory approval and Office Depot stockholder approval, and is expected to close by the end of calendar year 2015.

FORWARD LOOKING STATEMENTS

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, Office Depot, Inc., based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot, Inc.’s control. There can be no assurances that Office Depot, Inc. will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, risks related to Office Depot, Inc.’s proposed merger with Staples, Inc., including satisfaction of the conditions of the proposed merger on the proposed timeframe or at all, contractual restrictions on the conduct of Office Depot, Inc.’s business included in the merger agreement and the potential for loss of key personnel, disruption in key business activities or any impact on Office Depot, Inc.’s relationships with third parties as a result of the announcement of the proposed merger; adverse regulatory decisions; unanticipated changes in the markets for Office Depot, Inc.’s business segments; the inability to realize expected benefits from Office Depot, Inc.’s European restructuring plan; unanticipated downturns in business relationships with customers; competitive pressures on Office Depot, Inc.’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Office Depot, Inc. does not assume any obligation to update or revise any forward-looking statements

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This report may be deemed to be solicitation material in respect of the proposed transaction involving Office Depot, Inc. and Staples, Inc. In connection with the proposed transaction, Staples, Inc. has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes the proxy statement of Office Depot, Inc. that also constitutes a prospectus of Staples, Inc. The definitive proxy statement/prospectus will be mailed to stockholders of Office Depot, Inc. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT OFFICE DEPOT, INC., STAPLES, INC., THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Office Depot, Inc. and

Staples, Inc. through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive proxy statement/prospectus and other documents filed by Office Depot, Inc. with the SEC by contacting Office Depot, Inc. Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496 or by calling 561-438-7878.

Office Depot, Inc. and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Office Depot, Inc.’s stockholders in respect of the proposed transaction that are described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Office Depot, Inc.’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Office Depot, Inc. and their interests in the proposed transaction, which may be different than those of Office Depot, Inc.’s stockholders generally, are contained in the proxy statement/prospectus that has been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.
Date: March 30, 2015

	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, Chief Legal Officer & Corporate Secretary